                                                                     Exhibit 4.4












-------------------------------------------------------------------------------


                       MASTER SALE AND SERVICING AGREEMENT

                                      among

                 HOUSEHOLD AUTOMOBILE REVOLVING TRUST I, Issuer,
           together with the Respective Additional Issuers Referred to
                                     Herein,

                     HOUSEHOLD AUTO RECEIVABLES CORPORATION,
                                     Seller,

                         HOUSEHOLD FINANCE CORPORATION,
                                 Master Servicer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                       Trustee and Trust Collateral Agent


                            Dated as of March 1, 1998


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


                                TABLE OF CONTENTS


                                                                                                      Page

                                            ARTICLE I

                                           Definitions

SECTION 1.1.            Definitions......................................................................1
SECTION 1.2.            Other Interpretive Provisions...................................................19
SECTION 1.3.            Usage of Terms..................................................................20
SECTION 1.4.            Certain References..............................................................21
SECTION 1.5.            No Recourse.....................................................................21
SECTION 1.6.            Action by or Consent of Noteholders.............................................21
SECTION 1.7.            Material Adverse Effect.........................................................21


                                           ARTICLE II

                                    Conveyance of Receivables
SECTION 2.1.            Conveyance of Receivables.......................................................21
SECTION 2.2.            Further Encumbrance of Series Trust Estate......................................24


                                           ARTICLE III

                                         The Receivables
SECTION 3.1.            Representations and Warranties of Seller........................................25
SECTION 3.2.            Repurchase upon Breach..........................................................26
SECTION 3.3.            Custody of Receivables Files....................................................26


                                           ARTICLE IV

                           Administration and Servicing of Receivables
SECTION 4.1.            Duties of the Master Servicer...................................................27
SECTION 4.2.            Collection of Receivable Payments; Modifications of Receivables.................28
SECTION 4.3.            Realization Upon Receivables....................................................30
SECTION 4.4.            Insurance.......................................................................31
SECTION 4.5.            Maintenance of Security Interests in Vehicles...................................32
SECTION 4.6.            Covenants, Representations, and Warranties of Master Servicer...................32
SECTION 4.7.            Repurchase of Receivables Upon Breach of Covenant...............................33
SECTION 4.8.            Total Servicing Fee; Payment of Certain Expenses by Master Servicer.............34



SECTION 4.9.            Master Servicer's Certificate...................................................34
SECTION 4.10.           Annual Statement as to Compliance, Notice of Master Servicer Termination
                        Event...........................................................................35
SECTION 4.11.           Annual Independent Accountants' Report..........................................35
SECTION 4.12.           Access to Certain Documentation and Information Regarding Receivables...........36
SECTION 4.13.           Fidelity Bond and Errors and Omissions Policy...................................36
SECTION 4.14.           Year 2000 Compliance............................................................37



                                            ARTICLE V

                                 Trust Accounts; Distributions;
                        Statements to Certificateholders and Noteholders
SECTION 5.1.            Establishment of Trust Accounts.................................................37
SECTION 5.2.            Certain Reimbursements to the Master Servicer...................................39
SECTION 5.3.            Application of Collections......................................................39
SECTION 5.4.            Additional Deposits.............................................................39
SECTION 5.5.            Distributions...................................................................40




                                   ARTICLE VI

                                    RESERVED


                                   ARTICLE VII

                                    RESERVED


                                  ARTICLE VIII

                                   The Seller
SECTION 8.1.            Representations of Seller.......................................................40
SECTION 8.2.            Corporate Existence.............................................................42
SECTION 8.3.            Liability of Seller; Indemnities................................................43+
SECTION 8.4.            Merger or Consolidation of, or Assumption of the Obligations of, Seller.........44
SECTION 8.5.            Limitation on Liability of Seller and Others....................................44
SECTION 8.6.            Seller May Own Certificates or Notes............................................45



                                   ARTICLE IX

                               The Master Servicer



SECTION 9.1.            Representations of Master Servicer..............................................45
SECTION 9.2.            Liability of Master Servicer; Indemnities.......................................47
SECTION 9.3.            Merger or Consolidation of, or Assumption of the Obligations of the
                        Master Servicer or the Trust Collateral Agent...................................49
SECTION 9.4.            Limitation on Liability of Master Servicer, Trust Collateral Agent and
                        Others..........................................................................49
SECTION 9.5.            Delegation of Duties............................................................50
SECTION 9.6.            Master Servicer Not to Resign...................................................51
SECTION 9.7.            Sub-Servicing Agreements Between Master Servicer and Sub-Servicers..............51
SECTION 9.8.            Successor Sub-Servicers.........................................................52




                                            ARTICLE X

                                             Default
SECTION 10.1.           Master Servicer Termination Event...............................................52
SECTION 10.2.           Consequences of a Master Servicer Termination Event.............................54
SECTION 10.3.           Appointment of Successor........................................................54
SECTION 10.4.           Notification to Noteholders and Certificateholders..............................55
SECTION 10.5.           Waiver of Past Defaults.........................................................56
SECTION 10.6.           Successor to Master Servicer....................................................56



                                   ARTICLE XI

                                   Termination
SECTION 11.1.           Optional Purchase of All Receivables............................................56


                                           ARTICLE XII

                          Administrative Duties of the Master Servicer
SECTION 12.1.           Administrative Duties...........................................................57
SECTION 12.2.           Records.........................................................................59
SECTION 12.3.           Additional Information to be Furnished to the Issuer............................59


                                          ARTICLE XIII

                                    Miscellaneous Provisions
SECTION 13.1.           Master Agreement Supplements....................................................60
SECTION 13.2.           Protection of Title to Trust....................................................61
SECTION 13.3.           Notices.........................................................................63
SECTION 13.4.           Assignment......................................................................63
SECTION 13.5.           Limitations on Rights of Others.................................................64



SECTION 13.6.           Severability....................................................................64
SECTION 13.7.           Separate Counterparts...........................................................64
SECTION 13.8.           Headings........................................................................64
SECTION 13.9.           Governing Law...................................................................64
SECTION 13.10.          Assignment to Trustee...........................................................64
SECTION 13.11.          Nonpetition Covenants...........................................................64
SECTION 13.12.          Limitation of Liability of Owner Trustee and the Trust Collateral Agent.........65
SECTION 13.13.          Independence of the Master Servicer.............................................65
SECTION 13.14.          No Joint Venture................................................................66




                                    EXHIBITS



Exhibit A                  Form of Servicer's Certificate
Exhibit B                  Form of Transfer Agreement
Exhibit C                  Form of Request for Release and Receipt of Documents
Exhibit D                  Form of Trustee's Acknowledgement


     MASTER SALE AND SERVICING AGREEMENT dated as of March 1, 1998, among HOUSEHOLD AUTOMOBILE REVOLVING TRUST I, a Delaware business trust (the "Issuer"), together with the respective additional issuers referred to herein, HOUSEHOLD AUTO RECEIVABLES CORPORATION, a Nevada corporation (the "Seller"), HOUSEHOLD FINANCE CORPORATION, a Delaware corporation (the "Master Servicer") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its capacity as Trustee and Trust Collateral Agent.

     WHEREAS the Issuer desires to purchase from time to time Receivables arising in connection with motor vehicle retail installment sale contracts acquired by Household Automotive Finance Corporation or any of its subsidiaries;

     WHEREAS the Seller will purchase from time to time Receivables from Household Automotive Finance Corporation and is willing to sell Receivables to the Issuer;

     WHEREAS the Master Servicer is willing to service all such receivables;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11.

     "Accounting Date" means, with respect to a Distribution Date, the last day of the Collection Period immediately preceding such Distribution Date.

     "Actuarial Method" means the method of allocating a fixed level monthly payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of
(a) 1/12, (b) the fixed annual rate of interest on such obligation and (c) the outstanding principal balance of such obligation.

     "Actuarial Receivable" means a Receivable under which the portion of the payment allocated to interest and the portion allocable to principal is determined in accordance with the Actuarial Method.

     "Addition Notice" means, with respect to any transfer of Receivables to the Trust pursuant to Section 2.1 of this Agreement, notice of the Seller's election to transfer Receivables to the Trust, such notice to designate the related Transfer Date, the related Series Trust Estate, if any, and the approximate principal amount of Receivables to be transferred on such Transfer Date.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that has become a Liquidated Receivable and (ii) any Receivable that has become a Repurchased Receivable as of the date of determination).

     "Agreement" means this Master Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

     "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

     "Base Servicing Fee" means, with respect to each Series Trust Estate and with respect to any Collection Period, the fee payable to the Master Servicer for services rendered during such Collection Period, which, unless otherwise specified in the related Series Supplement, shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the daily average Pool Balance for such Series Trust Estate determined with respect to the preceding Collection Period.

     "Basic Documents" means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Purchase Agreement and other documents and certificates delivered in connection therewith.

     "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Illinois, Minnesota, California or New York are authorized or obligated to be closed.

     "Certificate" has the meaning assigned to such term in the Trust Agreement and, with respect to a Series, the meaning specified in the relevant Series Supplement.

     "Certificateholder" has the meaning assigned to such term in the Trust Agreement.

     "Class" means a class of Notes or Certificates, as the context requires.

     "Closing Date" means March 31, 1998.

     "Collected Funds" means, with respect to any Distribution Date, the amount of funds in the Master Collection Account representing collections on Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period (but excluding any Repurchase Amounts).

     "Collection Period" means, for each Series, with respect to the first Distribution Date in such Series, the period beginning on the opening of business on the related Cutoff Date and ending on the close of business on the last day of the calendar month preceding such Distribution Date. With respect to each subsequent Distribution Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to all applications of collections on such day.

     "Collection Records" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

     "Computer Tape" means the computer tapes or other electronic media furnished by the Seller to the Issuer and its assigns describing certain characteristics of the Receivables.

     "Contract" means a motor vehicle retail installment sale contract.

     "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, and
(ii) with respect to the Trustee and the Trust Collateral Agent, if any, the principal corporate trust office of Norwest Bank Minnesota, National Association, which at the time of execution of this agreement is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services-Asset Backed Administration.

     "Covenant Receivable" means, with respect to any Collection Period, a Receivable which the Master Servicer is required to purchase pursuant to Section 4.7.

     "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued a Final Order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or
(ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the principal balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "Cutoff Date" means, with respect to a Receivable and the Transfer Date as of which such Receivable is transferred to the Trust, (i) the Accounting Date immediately preceding such Transfer Date or (ii) if such Receivable is originated in the month of the related Transfer Date, the date of origination.

     "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable, directly or indirectly, to HAFC or one of its subsidiaries or an Unaffiliated Originator under a Dealer Agreement or pursuant to a Dealer Assignment.

     "Dealer Agreement" means any agreement between an Unaffiliated Originator and a Dealer relating to the acquisition of Receivables from a Dealer by an Unaffiliated Originator.

     "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to an Unaffiliated Originator.

     "Dealer Underwriting Guide" means either, (i) the underwriting guidelines used by or on behalf of HAFC or one of its subsidiaries in the origination and purchase of Receivables as amended from time to time or (ii) the underwriting guidelines used in the origination of Receivables as reviewed by HAFC or one of its subsidiaries prior to the purchase of Receivables by HAFC.

     "Defaulted Receivable" means, unless otherwise provided in a Series Supplement, with respect to any Distribution Date, a Receivable with respect to which: (i) 90% or more of a Scheduled Payment is 60 or more days delinquent,
(ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption period has expired), (iii) such Receivable is delinquent and the Master Servicer has determined in good faith that payments thereunder are not likely to be resumed or (iv) the Obligor has been identified on the records of the Master Servicer as being the subject of a current bankruptcy proceeding.

     "Delivery" means with respect to the Trust Account Property:

     (1) the perfection and priority of a security interest in which is governed by the law of a jurisdiction which has adopted the 1978 Revision to Article Eight of the UCC:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Trustee by physical delivery to the Trustee, endorsed to, or registered in the name of, the Trustee or its nominee or endorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to a "certificated security" (as defined in Section 8-102(1)(a) of the UCC), transfer thereof:

               (i) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be endorsed to, or registered in the name of, the Trustee or endorsed in blank;

               (ii) by physical delivery of such certificated security to a "financial intermediary" (as defined in Section 8-313(4) of the UCC) of the Trustee specially endorsed to or issued in the name of the Trustee;

               (iii) by the sending by a financial intermediary, not a "clearing corporation" (as defined in Section 8-102(3) of the UCC), of a confirmation of the purchase and the making by such financial intermediary of entries on its books and records identifying as belonging to the Trustee of (A) a specific certificated security in the financial intermediary's possession, (B) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the financial intermediary's possession, or (C) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the financial intermediary on the books of another financial intermediary; or

               (iv) by the making by a clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trustee or a Person designated by the Trustee by the amount of such certificated security, provided that in each case: (A) the clearing corporation identifies such certificated security for the sole and exclusive account of the Trustee or the Person designated by the Trustee, (B) such certificated security shall be subject to the clearing corporation's exclusive control, (C) such certificated security is in bearer form or endorsed in blank or registered in the name of the clearing corporation or custodian bank or a nominee of either of them, (D) custody of such certificated security shall be maintained by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the control of the clearing corporation and (E) such certificated security is shown on the account of the transferor thereof on the books of the clearing corporation prior to the making of such entries; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

          (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depositary" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the financial intermediary on behalf of the Trustee of such book-entry security; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such financial intermediary holds such book-entry security solely an agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collateral to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

          (d) with respect to any Trust Account Property that is an "uncertificated security" (as defined in Section 8-102(1)(b) of the UCC) and that is not governed by clause (c) above, transfer thereof:

               (i) by registration of the transfer thereof to the Trustee, on the books and records of the issuer thereof;

               (ii) by the sending of a confirmation by a financial intermediary of the purchase, and the making by such financial intermediary of entries on its books and records identifying as belonging to the Trustee (A) a quantity of securities which constitute or are part of a fungible bulk of uncertificated securities registered in the name of the financial intermediary or (B) a quantity of securities which constitute or are part of a fungible bulk of securities shown on the account of the financial intermediary on the books of another financial intermediary; or

               (iii) by the making by a clearing corporation of appropriate entries on its books reducing the appropriate account of the transferor and increasing the account of the Trustee or a person designated by the Trustee by the amount of such uncertificated security, provided that in each case: (A) the clearing corporation identifies such uncertificated security for the sole and exclusive use of the Trustee or the Person designated by the Trustee, (B) such uncertificated security is registered in the name of the clearing corporation or a custodian bank or a nominee of either, and (C) such uncertificated security is shown on the account of the transferor on the books of the clearing corporation prior to the making of such entries; and

          (e) in each case of delivery contemplated herein, the Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that such securities are held in trust pursuant to and as provided in this Agreement.

     (2) the perfection and priority of a security interest in which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the UCC:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Trustee by physical delivery to the Trustee, endorsed to, or registered in the name of, the Trustee or its nominee or endorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

               (i) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be endorsed to, or registered in the name of, the Trustee or endorsed in blank;

               (ii) by physical delivery of such certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trustee if the certificated security has been specially endorsed to the Trustee by an effective endorsement.

          (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collateral to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

          (d) with respect to any Trust Account Property that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above, transfer thereof:

               (i) (A) by registration to the Trustee as the registered owner thereof, on the books and records of the issuer thereof.

               (B) by another Person (not a securities intermediary) either becomes the registered owner of the uncertificated security on behalf of the Trustee, or having become the registered owner acknowledges that it holds for the Trustee.

               (ii) the issuer thereof has agreed that it will comply with instructions originated by the Trustee without further consent of the registered owner thereof.

          (e) in each case of delivery contemplated herein, the Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

          (f) with respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC)

     (i) if a securities intermediary (A) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Trustee's "securities account" (as defined in Section 8-501(a) of the UCC),
(B) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and in either case, accepts it for credit to the Trustee's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or (D) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Trustee or (I) specific certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary.

     If there is a Trust Collateral Agent with respect to a Series, references to the Trustee in the definition of Delivery shall be deemed to be to the Trust Collateral Agent with respect to Trust Account Property which is Collateral only with respect to such Series.

     "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

     "Determination Date" means, unless otherwise provided in a Series Supplement, the earlier of the fifth calendar day (or if such day is not a Business Day, the next preceding Business Day) or the third Business Day preceding each Distribution Date.

     "Distribution Date" means, unless otherwise provided in a Series Supplement, with respect to each Collection Period, the seventeenth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day.

     "Electronic Ledger" means the electronic master record of the retail installment sales contracts or installment loans serviced by the Master Servicer.

     "Eligibility Criteria" means with respect to a Series, the criteria set forth in the related Schedule of Eligibility Criteria.

     "Eligible Bank" means, except as otherwise provided in a Series Supplement, any depository institution (which shall initially be the Trustee or the Trust Collateral Agent, as the case may be, organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $50,000,000 and (b) has either (i) a rating of P-1 from Moody's and A-1 from Standard &

Poor's with respect to short-term deposit obligations, or such other lower ratings acceptable to the Rating Agency, or (ii) if such institution has issued long-term unsecured debt obligations, a rating acceptable to the Rating Agency with respect to long-term unsecured debt obligations.

     "Eligible Deposit Account" means, except as otherwise provided in a Series Supplement, either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank), provided that such institution also must have a rating of Baa3 or higher from Moody's and a rating of BBB- or higher from Standard & Poor's with respect to long-term deposit obligations, or such other lower ratings acceptable to the Rating Agency.

     "Eligible Investments" shall mean, except as otherwise provided in a Series Supplement, negotiable instruments or securities represented by instruments in bearer or registered form, or, in the case of deposits described below, deposit accounts held in the name of the Trust Collateral Agent in trust for the benefit of the Holders of the Securities of the relevant Series, subject to the exclusive custody and control of the Trust Collateral Agent and for which the Trust Collateral Agent has sole signature authority, which evidence:

     (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depositary institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be satisfactory to the Rating Agency;

     (c) commercial paper (having original or remaining maturities of not more than 30 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating satisfactory to the Rating Agency;

     (d) investments in money market funds having, at the time of the Trust's investment therein, a rating acceptable to the Rating Agency;

     (e) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating satisfactory to the Rating Agency;

     (f) bankers' acceptances (having original maturities of no more than 365 days) issued by a depository institution or trust company referred to in (b) above;

     (g) (x) time deposits (having maturities not later than the succeeding Distribution Date) other than as referred to in clause (e) above, with a Person the commercial paper of which has a credit rating satisfactory to the Rating Agency or (y) notes which are payable on demand issued by Household provided; such notes will constitute Eligible Investments only if the commercial paper of Household has, at the time of the Trust's investment in such notes, a rating satisfactory to the Rating Agency; or

     (h) any other investment of a type or rating that is acceptable to the Rating Agency.

     Any of the foregoing Eligible Investments may be purchased on or through the Trustee or the Trust Collateral Agent, if any, or through any Affiliate of either of them.

     "Eligible Servicer" means Household Finance Corporation or any Person which at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Master Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement and (v) has a net worth of at least $50,000,000.

     "Eligible Sub-Servicer" means Household Automotive Finance Corporation or any wholly owned subsidiary of Household or any Person which at the time of its appointment as Sub-Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and
(iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Master Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

     "Interest Period" for any Class or Series of Notes or Certificates, the meaning set forth in the related Series Supplement.

     "Interest Rate" for any Class or Series of Notes or Certificates, the meaning set forth in the related Series Supplement.

     "Investment Earnings" means, with respect to any Distribution Date and Trust Account, the investment earnings (net of investment losses and expenses) on amounts on deposit in such Trust Account on such Distribution Date.

     "Issuer" means Household Automobile Revolving Trust I, together with each other Trust designated as an Issuer hereunder pursuant to a Series Supplement, in each case so long as such Trust has not been terminated in accordance with the terms of the related Trust Agreements.

     "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor, provided that, any assignment permitted by Section 2.1 hereof and the lien created by this Agreement or the Indenture shall not be deemed to constitute a Lien.

     "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

     "Liquidated Receivable" means, with respect to any Collection Period, a Receivable as to which (i) such Receivable has been liquidated by the Master Servicer through the sale of the Financed Vehicle, (ii) 60 days have elapsed since the Master Servicer repossessed the Financed Vehicle, (iii) proceeds have been received in respect of such Receivable which, in the Master Servicer's reasonable judgment, constitute the final amounts recoverable in respect of such Receivable or (iv) 90% or more of a Scheduled Payment shall have become 150 or more days delinquent (or, in the case where the Obligor of such Receivable is subject to an Insolvency Event, 90% or more of a Scheduled Payment shall have become 210 or more days delinquent), except in the case of a repossessed Financed Vehicle. Any Receivable that becomes a Repurchased Receivable on or before the related Accounting Date shall not be a Liquidated Receivable.

     "Master Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

     "Master Servicer" means Household Finance Corporation, as the servicer of the Receivables, and each successor Master Servicer pursuant to Section 10.3.

     "Master Servicer Credit Facility" means the credit facility maintained by the Master Servicer with a Master Servicer Credit Facility Issuer pursuant to
Section 4.2(d).

     "Master Servicer Credit Facility Issuer" means a depository institution or insurance company that qualifies pursuant to Section 4.2(d).

     "Master Servicer Termination Event" means an event specified in Section
10.1.

     "Master Servicer's Certificate" means an Officers' Certificate of the Master Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit A hereto.

     "Monthly Records" means all records and data maintained by the Master Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from any Series Support) net of (i) reasonable expenses, which expenses shall not include any deficiency balances or post-disposition recoveries collected, incurred by the Master Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero, provided, further, that, so long as amounts cannot be traced to specific Receivables the Master Servicer shall reasonably estimate, on or prior to each Accounting Date, the amount of Net Liquidation Proceeds attributable to each Series Trust Estate.

     "Noteholder" means the Person in whose name a Note is registered on the Note Register.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Distributable Amount" has the meaning assigned to such term in the related Series Supplement.

     "Noteholders' Principal Distributable Amount" has the meaning assigned to such term in the related Series Supplement.

     "Notes" has the meaning assigned to such term in the Indenture.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

     "Officers' Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Master Servicer, as appropriate.

     "Opinion of Counsel" means an opinion of counsel who may be counsel to the Master Servicer or the Seller, acceptable to the Trustee.

     ""Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to Section 2.1(a)(ii) through (x) of this Agreement.

     "Outstanding" has the meaning assigned to such term in the Indenture.

     "Outstanding Amount" means, with respect to any Series, the aggregate principal amount of all Notes of such Series which are Outstanding at the date of determination after giving effect to all distributions of principal on such date of determination.

     "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

     "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors-in-interest or any successor Owner Trustee under the Trust Agreement.

     "Payment Record" means the record maintained by the Master Servicer for the Trust as provided in Section 4.2(d) hereof.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

     "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the Actuarial Method, or the Simple Interest Method, as appropriate, and (ii) any Cram Down Loss in respect of such Receivable. The "Principal Balance" of a Repurchased Receivable or Liquidated Receivable shall be deemed to be zero.

     "Purchase Agreement" means the Master Receivables Purchase Agreement between the Seller and HAFC, dated as of March 1, 1998, pursuant to which the Seller acquired the Receivables, as such agreement may be amended or supplemented from time to time.

     "Purchase Agreement Supplement" means any Receivables Purchase Agreement Supplement to the Purchase Agreement.

     "Rating Agency" means, with respect to any outstanding Series or Class, each Rating Agency specified in the Series Supplement. If with respect to a Series the consent of the Rating Agency is required, and at the time the Notes of the Series have not been rated by such Rating Agency, "Rating Agency" shall mean the related Series Secured Parties for the purpose of the giving of such consent

     "Rating Agency Condition" means, with respect to any action with respect to a Series, that each Rating Agency shall have received prior notice thereof and that each Rating Agency shall have notified the Master Servicer in writing (who shall then immediately notify the Seller, the Owner Trustee, the Trustee and the Trust Collateral

Agent, if any, in writing) that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes. If with respect to a Series a Rating Agency Condition is required to be satisfied with respect to an event or criteria, and at the time the Notes of the Series have not been rated by such Rating Agency, "Rating Agency Condition" shall mean the consent or approval of the related Series Secured Parties to such event or criteria.

     "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

                  "Receivable" means any Contract listed on Schedule A to a Transfer Agreement (which Schedule may be in an acceptable electronic format), except Liquidated Receivables and Receivables released from the Owner Trust Estate.

     "Receivable Files" means the documents specified in Section 3.3.

     "Record Date" with respect to each Distribution Date means the Business Day immediately preceding such Distribution Date, unless otherwise specified in the applicable Series Supplement.

     "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

     "Repurchase Amount" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any, as of the date of purchase, provided that, reductions in the Principal Balance resulting from such Receivable becoming a Liquidated Receivable shall be disregarded.

     "Repurchased Receivable" means a Receivable purchased by the Master Servicer pursuant to Section 4.7 or repurchased by the Seller pursuant to
Section 3.2 or the Seller or HAFC pursuant to Section 11.1(a).

     "Schedule of Eligibility Criteria" means the Schedule of Eligibility Criteria attached as Schedule 1 to a Series Supplement.

     "Schedule of Receivables" means, with respect to each Series Trust Estate, the schedule of all retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A to the Transfer Agreement relating to such Series Trust Estate.

     "Scheduled Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a

Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or (iii) modifications or extensions of the Receivable permitted by Sections 4.2(b) and
(c), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

     "Securities" means the Notes and the Certificates.

     "Securityholders" means the Noteholders and the Certificateholders.

     "Seller" means Household Auto Receivables Corporation, a Nevada corporation, and its successors in interest to the extent permitted hereunder.

     "Series" means, with respect to any Notes, Notes issued pursuant to the same Series Supplement and with respect to any Certificates, Certificates issued pursuant to the same Series Supplement, or the Notes and Certificates issued pursuant to the same Series Supplement, as the context may require.

     "Series Closing Date" means, with respect to any Series, the date designated in the related Series Supplement as the closing date for such Series.

     "Series Collection Account" means, with respect to any Series, the collection account designated in the related Series Supplement.

     "Series of Certificates" means the Certificates issued in connection with a Series of Notes.

     "Series Related Documents" with respect to a Series, has the meaning specified therefor in the related Series Supplement.

     "Series Secured Obligations" has the meaning specified therefor in the related Series Supplement.

     "Series Secured Parties" has the meaning specified therefor in the related Series Supplement.

     "Series Supplement" means, with respect to any Series, a Series Supplement to the Indenture and the Trust Agreement, executed and delivered in connection with the original issuance of the Notes and Certificates of such Series, and all amendments thereof and supplements thereto.

                  "Series Support" means the rights and benefits provided to the Trustee or the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, interest rate swap agreement, tax protection agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Support. Notwithstanding that such Series Support may be held by or in favor of the Trustee for the benefit of any Series or Class, only those Series or Classes to which such Series Support relates shall have any rights with respect thereto and all payments thereunder received by the Trustee shall be distributed exclusively as prescribed in the Series Supplement relating to such Series or Class.

     "Series Support Provider" means the Person, if any, designated in the related Series Supplement, as providing any Series Support, other than Household or any of its Affiliates or the Noteholders of any Series or Class which is subordinated to another Class or Series.

     "Series Trust Accounts" has the meaning with respect to each Series specified in the related Series Supplement.

     "Series Termination Date" has the meaning with respect to each Series specified in the related Series Supplement.

     "Series Trust Estate" has the meaning with respect to each Series specified in the related Series Supplement.

     "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

     "Servicing Fee Rate" means 3% per annum unless otherwise specified in a Series Supplement with respect to the related Series Trust Estate.

     "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

     "Simple Interest Receivable" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

     "Sub-Servicer" means any Eligible Sub-Servicer with whom the Master Servicer has entered into an agreement relating to subservicing the Receivables. Initially, the Sub-Servicer will be HAFC.

     "Supplemental Servicing Fee" means, with respect to any Collection Period,
(i) all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period, and (ii) the net realized Investment Earnings of funds on deposit in the Master Collection Account.

     "Support Default" shall mean a default relating to the Insolvency or performance of a Series Support Provider.

     "Transfer Agreement" means the agreement among the Issuer, the Seller and the Master Servicer, substantially in the form of Exhibit B.

     "Transfer Date" means, with respect to Receivables, any date on which Receivables are to be transferred to a Trust pursuant to this Agreement and a related Transfer Agreement.

     "Trust" means the respective Issuers, individually.

     "Trust Account Property" means the Trust Accounts and each Series Trust Account, all amounts and investments held from time to time in any Trust Account and each Series Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Trust Accounts" has the meaning assigned thereto in Section 5.1.

     "Trust Agreement" means the Trust Agreement dated as of March 1, 1998, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Collateral Agent" means the Person, if any, acting as Trust Collateral Agent hereunder as agent of the Noteholders of a Series and a related Series Support Provider, its successors in interest and any successor Trust Collateral Agent hereunder.

     "Trust Officer" means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice-president or managing director, the secretary, any assistant secretary or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents or

Series Related Documents on behalf of the Owner Trustee.

     "Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

     "Trustee Fee" means the fees due to the Trustee and the Trust Collateral Agent, if any, as may be set forth in that certain fee agreement dated as of the date hereof between the Master Servicer and Norwest Bank Minnesota, National Association.

     "Unaffiliated Originator" means a third-party originator or owner of Receivables not affiliated with the Seller or HAFC.

     "Unaffiliated Originator Receivables Purchase Agreements" means, collectively, the agreements pursuant to which HAFC acquired certain of the Receivables, directly or indirectly, from Unaffiliated Originators, as any of such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

     "Warranty Receivable" With respect to any Collection Period, a Receivable which the Seller has become obligated to repurchase pursuant to Section 3.2.

Other Interpretive Provisions

(a) . (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement. Cross referenced definitions may include a Series designation.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

     (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

     (e) Any term defined herein, which is otherwise defined in a Series Supplement, shall have the meaning with respect to such Series specified therefor in such Series Supplement, whether or not the definition in this Agreement includes a phrase to the effect that such term may be otherwise defined in a Series Supplement.

     (f) In the event that with respect to a Series there is no Series Support Provider, any references herein or in any other of the Basic Documents to the consent of, or acceptability to, the Series Support Provider shall be deemed to be deleted.

     (g) In the event that no Trust Collateral Agent is appointed to act as agent on behalf of a Series of Noteholders and a related Series Support Provider, then all references hereunder to the Trust Collateral Agent shall refer to the Trustee, as agent of the Series Secured Parties of each Series, or if duplicative with respect to the Trustee, shall be deemed to be deleted.

     (h) Any provision hereof that refers to the consent of, or acceptability to, the Trustee or Trust Collateral Agent, as the case may be, unless otherwise specified herein, or in the related Series Supplement, shall be deemed to mean such consent of, or acceptability to, at the direction of, or with the consent of, the related Series Secured Parties.

Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; the terms "include" or "including" mean "include without limitation" or "including without limitation;" the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of Schedules and Exhibits to this Agreement.

Certain References. All references to the Principal Balance of a Receivable as of any date of determination shall refer to the close of business on such day, or as of the first day of an Interest Period shall refer to the opening of business on such day. All references to the last day of an Interest Period shall refer to the close of business on such day.

No Recourse. Without limiting the obligations of the Master Servicer or Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Master Servicer or Seller, or of any of their respective Affiliates, predecessors or successors.

Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to the Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of HAFC or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such action or consent, only Notes which the Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.

Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account any Series Support.

                                   ARTICLE II

                            Conveyance of Receivables

Conveyance of Receivables(a) (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery to or upon the order of the Seller on a Transfer Date of the net proceeds from the sale of a Series of Notes and any Additional Principal Amount thereunder and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement and the related Series Supplement, the Seller shall, from time to time, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

               (i) each and every Receivables listed on Schedule A to the related Transfer Agreement and all monies paid or payable thereon or in respect thereof after the related Transfer Date (including amounts due on or before the Cutoff Date but received by HAFC, the Seller or the Issuer on or after the Cutoff Date);

               (ii) the security interests in the related Financed Vehicles granted by Obligors pursuant to the related Receivables and any other interest of the Seller in such Financed Vehicles;

               (iii) all rights of the Seller against the Dealers pursuant to Dealer Agreements; or Unaffiliated Originator Receivables Purchase Agreements (as may be limited with respect to a Series in the applicable Series Related Documents);

               (iv) any proceeds and the right to receive proceeds with respect to such Receivables repurchased by either (i) a Dealer, pursuant to a Dealer Agreement, or (ii) an Unaffiliated Originator, pursuant to an Unaffiliated Originator Receivables Purchase Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Unaffiliated Originator Receivables Purchase Agreement, as applicable;

               (v) all rights under any Service Contracts on the related Financed Vehicles:

               (vi) any proceeds and the right to receive proceeds with respect to such Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors, including rebates of insurance premiums relating to the Receivables;

               (vii) all items contained in the related Receivables Files with respect to the Receivables; and any and all other documents that HAFC keeps on file in accordance with its customary procedures relating to the related Receivables, the Obligors or the Financed Vehicles;

               (viii) all funds on deposit from time to time in the Trust Accounts (including all investments and proceeds thereof);

               (ix) property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable;

               (x) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Purchase Agreements and Purchase Agreement Supplements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of HAFC under each of the Purchase Agreements and Purchase Agreement Supplements, on or after the related Cutoff Date; and

               (xi) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

     (b) The Seller shall transfer to the Issuer the Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

               (i) the Seller shall have provided the Trustee, the Trust Collateral Agent, if any, and the Owner Trustee with an Addition Notice not later than five days prior to such Transfer Date (which Addition Notice will designate the Series Trust Estate which the Receivables will be a part of, if any) and shall have provided any information reasonably requested by any of the foregoing with respect to the related Receivables;

               (ii) the Seller shall have delivered to the Owner Trustee, the Trustee and the Trust Collateral Agent, if any, a duly executed Transfer Agreement which shall include supplements to Schedule A (which may be in electronic format), listing the Receivables to be transferred;

               (iii) the Seller shall, to the extent required by Section 4.2, have deposited in the Master Collection Account all collections received after the related Cutoff Date in respect of the Receivables to be transferred;

               (iv) as of each Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Receivables on such Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

               (v) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Receivables to be transferred on such Transfer Date shall be true and correct as of the related Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

               (vi) the Seller shall, at its own expense, on or prior to the Transfer Date indicate in its computer files that the Receivables identified in the Transfer Agreement have been sold to the Trust pursuant to this Agreement;

               (vii) the Seller shall have taken any action necessary or, if required by the Trustee, advisable to maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate and the first perfected security interest of the Trust Collateral Agent in the Series Trust Estate;

               (viii) no selection procedures adverse to the interests of the related Series shall have been utilized in selecting the related Receivables;

               (ix) the addition of any such Receivables shall not result in a material adverse tax consequence to the Trust or the Noteholders;

               (x) if required by any of the related Series Related Documents, the Seller shall simultaneously transfer to the Trustee or to the Trust Collateral Agent, if any, any amounts required to be deposited in the related Trust Accounts with respect to the Receivables transferred on such Transfer Date; and

               (xi) the Seller shall have delivered to the related Series Secured Parties and the Trust Collateral Agent an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

     The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Receivable on the date required as specified above, the Seller will immediately repurchase such Receivable from the Trust, at a price equal to the Repurchase Amount thereof, in the manner specified in Section 4.7.

     It is the intention of the Seller that the transfer and assignment contemplated by this Agreement and each related Transfer Agreement shall constitute a sale of the related Series Trust Estate from the Seller to the Issuer and the beneficial interest in and title to the related Series Trust Estate shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and thereby is held not to be a sale, this Agreement and the related Transfer Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.1 for the benefit of the Noteholders and the related Series Secured Parties.

Further Encumbrance of Series Trust Estate(a) . (a) Immediately upon the conveyance to the Trust by the Seller of any item of the related Series Trust Estate pursuant to Section 2.1, all right, title and interest of the Seller in and to such Series Trust Estate shall terminate, and all such right, title and interest shall vest in the Issuer, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust

Agreement).

     (b) Immediately upon the vesting of the related Series Trust Estate in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such related Series Trust Estate. Pursuant to the Indenture and a Series Supplement, the Trust will grant a security interest in the Series Trust Estate to secure the repayment of a related Series of Notes. The related Series of Certificates shall represent the beneficial ownership interest in the related Series Trust Estate, and the related Series of Certificateholders shall be entitled to receive distributions with respect thereto as set forth in the related Series Supplement.

     (c) The Trustee or the Trust Collateral Agent, as the case may be, shall hold the related Series Trust Estate for the benefit of the related Series Secured Parties. Following the payment in full of the related Series of Notes and the release and discharge of the Indenture and the related Series Supplement, all covenants of the Issuer under Article III of the Indenture and the related Series Supplement shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the related Series of Certificateholders, enforceable by the related Series of Certificateholders to the same extent as such covenants were enforceable by the related Series of Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture and the related Series Supplement, following the discharge of the Indenture and the related Series Supplement, shall vest in related Series of Certificateholders.

     (d) The Trustee or Trust Collateral Agent, as the case may be, shall, at such time as there are no Securities of a Series outstanding and all sums due to the Trustee, the Trust Collateral Agent, if any, or any agent or counsel thereof pursuant to the Indenture as supplemented by the related Series Supplement, have been paid, pursuant to Section 4.1 of the Indenture, and subject to satisfaction of the conditions set forth therein, release the Lien of the related Series Supplement and the Indenture with respect to the related Series Trust Estate.

                                   ARTICLE III

                                 The Receivables

Representations and Warranties of Seller. The Seller represents and warrants as to the related Receivables that the representations and warranties set forth on the Schedule of Eligibility Criteria with respect to a Series are, or will be, true and correct as of the respective dates specified in such Schedule. The Issuer is deemed to have relied on such representations and warranties in acquiring the related Receivables and the related Series Secured Parties shall be deemed to rely on such representations and warranties in purchasing the Notes including any Additional Principal Amounts. Such representations and warranties shall survive the sale, transfer and assignment of the related Series Trust Estate to the Issuer and any pledge thereof to the Trustee or the Trust Collateral Agent, as the case may be, pursuant to the Indenture and the related Series Supplement.

Repurchase upon Breach(a) . (a) The Seller, the Master Servicer, any Trust Officer of the Trustee, Trust Collateral Agent, if any, or the Owner Trustee, as the case may be, shall inform each of the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1; provided, however, that the failure to give any such notice shall not derogate from any obligations of the Seller under this Section 3.2. As of the last day of the second (or, if the Seller so elects, the first, or with respect to any exceptions appearing on any exception report delivered by the Trustee or the Trust Collateral Agent, if any, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach (or such longer period not in excess of 120 days, as may be agreed upon by the Trustee or the Trust Collateral Agent, if any, and the Master Servicer), unless such breach is cured by such date, the Seller shall have an obligation to repurchase or cause HAFC to repurchase any Receivable in which the interests of the related Series Secured Parties, if any, are materially and adversely affected by any such breach. In consideration of and simultaneously with the repurchase of the Receivables, the Seller shall remit, or cause HAFC to remit, to the related Series Collection Account the Repurchase Amount in the manner specified in Section 5.4 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, if any, the Trustee and the related Series Secured Parties with respect to a breach of representations and warranties pursuant to
Section 3.1 and the agreement contained in this Section shall be the repurchase of the Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of HAFC to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. None of the Owner Trustee, the Trust Collateral Agent, if any, or the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section; provided, however, that the Trust Collateral Agent, if any, or the Trustee shall notify the related Series Secured Parties, if any, in writing promptly of any failure by the Seller or HAFC to repurchase any Receivable as provided herein to the extent the Trust Collateral Agent, if any, or the Trustee has actual knowledge of such failure.

     (b) Pursuant to Section 2.1 of this Agreement and pursuant to the related Transfer Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement and the related Purchase Agreement Supplement, including the Seller's rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of HAFC thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of HAFC under the Purchase Agreement.

Custody of Receivables Files. In connection with the sale, transfer and assignment of the Receivables, if any, to the Trust pursuant to this Agreement and pursuant to the related Transfer Agreement, the Master Servicer shall act as custodian for the benefit of the Trustee and Trust Collateral Agent, if any, of the following documents or instruments with respect to each
Receivable:

               (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including, without limitation, any extension agreements);

               (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on HAFC's or the applicable Unaffiliated Originator's customary form, or on a form approved by HAFC, for such application; and

               (iii) The original certificate of title (when received) and otherwise such documents, if any, that HAFC keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of
          (x) HAFC (or any predecessor corporation to HAFC, or any Affiliate of HAFC or such predecessor corporation) as first lienholder or secured party (including any Lien Certificate received by HAFC), or, (y) an Unaffiliated Originator as first lienholder or secured party or, if such original certificate of title has not yet been received, a copy of the application therefor, showing either HAFC (or any predecessor corporation to HAFC, or any Affiliate of HAFC or such predecessor corporation), or an Unaffiliated Originator as secured party; and

               (iv) Documents evidencing or relating to any Insurance Policy, to the extent such documents are maintained by or on behalf of the Seller or HAFC.

Notwithstanding the foregoing, the Master Servicer may appoint a Sub-Servicer as subcustodian, which subcustodian may hold physical possession of some or all of the Receivable Files. Neither the Trustee nor the Trust Collateral Agent, if any, shall have any liability for the acts or omissions of any such custodian or subcustodian.


                                   ARTICLE IV

                   Administration and Servicing of Receivables

                         Duties of the Master Servicer

 . The Master Servicer is hereby authorized to act as agent for the Trust (and also on behalf of the Trust Collateral Agent, if any, the Trustee and the Noteholders) and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Master Servicer under this Agreement. The Master Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicles retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Master Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as Household is the Master Servicer, it shall comply with the standard and customary procedures for servicing all of its comparable motor vehicle receivables. The Master Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent, the Trustee and each related Series Secured Parties, if any, with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Master Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and Household shall make efforts to obtain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Purchase Agreements, the Unaffiliated Originator Receivables Purchase Agreements and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments, the Purchase Agreements, Unaffiliated Originator Receivables Purchase Agreements and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Master Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing and subject to Section 4.3 hereof, the Master Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor. The Master Servicer is hereby authorized to commence, in it's own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Master Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Master Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Master Servicer is authorized and empowered by the Trust to execute and deliver in the Master Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent, if any, or the Trustee and the Owner Trustee shall furnish the Master Servicer with any powers of attorney and other documents which the Master Servicer may reasonably request and which the Master Servicer deems necessary or appropriate and take any other steps which the Master Servicer may deem reasonably necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

Collection of Receivable Payments; Modifications of Receivables(a) . (a) Consistent with the standards, policies and procedures required by this Agreement, the Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Purchase Agreements, the Unaffiliated Originator Receivables Purchase Agreements, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Master Servicer, maximize the amount to be received by the Trust with respect thereto. The Master Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

     (b) The Master Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within 30 days of when such due date occurs or (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal; provided, however, that no such change shall extend the maturity date of any Receivable.

     (c) The Master Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (including those modifications permitted by Section 4.2(b)) in accordance with its customary procedures if the Master Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that unless otherwise specified in any Series Supplement:

               (i) The aggregate period of all extensions on a Receivable shall not exceed six months; provided, however, that not more than two months can be in any consecutive twelve month period;

               (ii) In no event may a Receivable be extended by the

          Master Servicer beyond the Collection Period immediately preceding the Final Scheduled Distribution Date of the Notes with respect to the related Series; and

               (iii) As of any Determination Date the number of Receivables included in a Series Trust Estate the term of which have been extended during the preceding 12-month period shall not exceed 8% of the number of Receivables in such Series Trust Estate at the beginning of the preceding 12-month period.

     (d) Except as otherwise provided below, the Master Servicer shall deposit collections on or with respect to Receivables into the Master Collection Account as promptly as possible after the date of processing of such collections, but in no event later than the second Business Day following the date of processing. Subject to the express terms of any Series Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as (i) Household remains the Master Servicer and maintains a commercial paper rating of not less than A-1 by Standard & Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, which is satisfactory to the Rating Agency) and for five Business Days following any reduction of any such rating or (ii) a Master Servicer Credit Facility is maintained in effect by the Master Servicer acceptable in form and substance to the Rating Agency (such acceptability to be evidenced in writing by the Rating Agency to the effect that failure to make the aforementioned deposit on the basis of the maintenance of the Master Servicer Credit Facility will not adversely affect the then current rating of the Notes), issued by a depository institution or insurance having a rating on its (A) short-term obligations of at least P-1 by Moody's and A-1 by Standard & Poor's and (B) long term obligations of at least A2 by Moody's and A by Standard & Poor's or other ratings approved by the Rating Agency, the Master Servicer shall not be required to make deposits of collections on or with respect to Receivables as provided in the preceding sentence, but may make one or more deposits of such collections with respect to a Collection Period into the Master Collection Account in immediately available funds not later than 1:00 P.M., Central time, on the Business Day immediately preceding the related Distribution Date. In the event that a Master Servicer Credit Facility is maintained, the Master Servicer shall within two Business Days of the date of processing of collections on or with respect to Receivables notify the Trustee and the Master Servicer Credit Facility Issuer in writing of the amounts that would otherwise be deposited in the Collection Account and the Master Servicer shall establish and maintain for the Trust a Payment Record in which the payments on or with respect to the Receivables shall be credited and the Master Servicer shall notify the Trustee and the Master Servicer Credit Facility Issuer in writing as promptly as practicable (but in any event prior to the Determination Date for the following Distribution
Date) of the amounts so credited on or with respect to the Receivables that are to be included in Collected Funds for the related Distribution Date and of the amounts so credited which will constitute a part of Collected Funds for the second following Distribution Date. The Payment Record shall be made available for inspection during normal business hours of the Master Servicer upon request of the Trustee, or any Master Servicer Credit Facility Issuer. The Master Servicer shall give written notice to the

Trustee and the Trust Collateral Agent, if any, if it is required to deposit funds in accordance with the first sentence of this paragraph.

Realization Upon Receivables(a) . (a) Consistent with the standards, policies and procedures required by this Agreement, the Master Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Master Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 120 days delinquent (other than in the case of Financed Vehicles where neither the Financed Vehicle nor the Obligor can be physically located by the Master Servicer (using procedures consistent with the standards, policies and procedures of the Master Servicer required by this Agreement) and other than in the case of an Obligor who is subject to a bankruptcy proceeding); provided, however, that the Master Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Master Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions, including, without limitation, entering into settlements with Obligors, by the Master Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Master Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Master Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle but only from the liquidation proceeds of the vehicle or under the related Dealer Agreement. The Master Servicer shall recover such reasonable expenses based on the information contained in the Master Servicer's Certificate delivered on the related Determination Date. The Master Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Master Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

     (b) If the Master Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, Dealer Assignment or Unaffiliated Originator Receivables Purchase Agreement, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Master Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce a Dealer Agreement, Dealer Assignment or Unaffiliated Originator Receivables Purchase Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Dealer Assignment or Unaffiliated Receivables Purchase Agreement, the Owner Trustee and/or the Trust Collateral Agent, at the Master Servicer's written direction and expense, or the Seller, at the Seller's expense, shall take such steps as the Master Servicer deems reasonably necessary to enforce the Dealer Agreement, Dealer Assignment or Unaffiliated Originator Receivables Purchase Agreement, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Securityholders. All amounts recovered shall be remitted directly by the Master Servicer as provided in Section 4.2(d).

     (c) The Master Servicer agrees that prior to delivering any repossessed Finance Vehicle for sale to any dealer, it shall make such filings and effect such notices as are necessary under Section 9-114(1) of the UCC to preserve the Trust's ownership interest (or security interest, as the case may be) in such repossessed Financed Vehicle.

Insurance(a).(a) The Master Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under an insurance policy covering physical loss and damage to the related Financed Vehicle and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to obtain such physical loss and damage insurance, naming HAFC and its successors and assigns as loss payee, and with respect to liability coverage, additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Master Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in the related Eligibility Criteria (including, without limitation, during the repossession of such Financed Vehicle) the Master Servicer shall be diligent in carrying out its customary servicing procedures to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures.

     (b) The Master Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Master Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Master Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Trust Collateral Agent, at the Master Servicer's written direction and expense, or the Seller, at the Seller's expense, shall take such steps as the Master Servicer deems reasonably necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

Maintenance of Security Interests in Vehicles. Consistent with the policies and procedures required by this Agreement, the Master Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle on behalf of the Trust as the Series Secured Parties shall reasonably request, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Owner Trustee, on behalf of the Trust, hereby authorizes the Master Servicer, and the Master Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, HAFC hereby agrees that the designation of any of HAFC, a predecessor company to HAFC, or any Affiliate of any of the foregoing as the secured party on the certificate of title is in its capacity as agent of the Trust for such limited purpose.

Covenants, Representations, and Warranties of Master Servicer. By its execution and delivery of this Agreement, the Master Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent, if any, or the Trustee relies in accepting the related Receivables, on which the Trustee relies in authenticating each Series of Notes, on which the Noteholders rely on in purchasing a Series of Notes and any Additional Principal Amount thereon on which the Owner Trustee relies in executing each Series of Certificates.

     The Master Servicer covenants as follows:

               (i) Liens in Force. The Financed Vehicle securing each
          Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

               (ii) No Impairment. The Master Servicer shall do nothing to impair the rights of the Trust or the related Series of Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Purchase Agreements, the Unaffiliated Originator Receivables Purchase Agreements, the Insurance Policies or the Other Conveyed Property;

               (iii) No Amendments. The Master Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with
          Section 4.2;

               (iv) Restrictions on Liens. The Master Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent, if any, or Trustee for the benefit of the related Series Secured Parties, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names HAFC, the Master Servicer or any Affiliate thereof as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, if any, or the Trustee; and

               (v) Servicing of Receivables. The Master Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its standard and customary procedures for servicing all its other comparable motor vehicle receivables and in compliance with applicable law; and

               (vi) The Master Servicer shall notify the Trustee of any relocation of the Master Servicer's principal office set forth in
          Section 13.3 hereof and all Receivables Files shall be maintained by the Master Servicer in the United States.

Repurchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Master Servicer, the Seller, a Trust Officer of the Trust Collateral
Agent, if any, the Owner Trustee or of the Trustee of a breach of any of the covenants set forth in Sections 4.5 or 4.6, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Master Servicer under this Section 4.7. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5 or 4.6 which materially and adversely affects the interests of the related Series Secured Parties in any Receivable (including any Liquidated Receivable) (or, at the Master Servicer's election, the first Accounting Date so following) or the related Financed Vehicle, the Master Servicer shall, unless such breach shall have been cured in all material respects, repurchase from the Trust the Receivable affected by such breach and, on the date specified in Section 5.4, the Master Servicer shall pay the related Repurchase Amount and deposit such Repurchase Amounts into the Master Collection Account in accordance with Section
5.3 hereof. The Trust Collateral Agent or the Trustee, as the case may be, shall notify the related Series Secured Parties promptly, in writing, of any failure by the Master Servicer to so repurchase any Receivable to the extent the Trust Collateral Agent or the Trustee, as the case may be, has actual knowledge of such failure. It is understood and agreed that the obligation of the Master Servicer to repurchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Master Servicer for such breach available to the related Series Secured Parties;

Total Servicing Fee; Payment of Certain Expenses by Master Servicer. As compensation for its activities, the Master Servicer shall be entitled to retain out of amounts otherwise to be deposited in the Master Collection Account with respect to a Collection Period, the Base Servicing Fee and any Supplemental Servicing Fee for each Series for such Collection Period. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Master Servicer, expenses incurred in connection with distributions and reports made by the Master Servicer to Securityholders or the Series Secured Parties and all fees and expenses of the Owner Trustee, the Trust Collateral Agent, if any, or the Trustee), except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of Household. The Master Servicer shall be liable for the fees, charges and expenses of the Owner Trustee, the Trust Collateral Agent, if any, the Trustee, any Sub-Servicer and their respective agents.

Master Servicer's Certificate. No later than 10:00 a.m. Central time on each Determination Date, the Master Servicer shall deliver, or cause to be delivered, to the Trustee, the Owner Trustee, the Trust Collateral Agent, if any, and each Series Secured Party, a Master Servicer's Certificate executed by a responsible officer or agent of the Master Servicer containing among other things, (i) all information necessary to enable the Trustee or Trust Collateral Agent, if any, to make the allocations required by Section 5.5 and the distributions with respect to such Distribution Date pursuant to each Series Supplement and (ii) all information to be provided to each Series
Secured Parties. Upon request, the Master Servicer will also provide a listing of all Warranty Receivables and Covenant Receivables repurchased as of the related Determination Date, identifying the Receivables so purchased. Such list will identify Receivables repurchased by the Master Servicer or by the Seller on the related Determination Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period by account number. In addition to the information set forth in the preceding sentence, the Master Servicer's Certificate shall also contain the information required by any Series Supplement.

Annual Statement as to Compliance, Notice of Master Servicer Termination Event(a) . (a) The Master Servicer shall deliver or cause to be delivered to the Trustee, the Owner Trustee, the Trust Collateral Agent, if any, and each Series Secured Party on or before April 30 (or 120 days after the end of the Master Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1999, an Officer's Certificate signed by any responsible officer of the Master Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Master Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Master Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Master Servicer, during the preceding 12-month period and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Master Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Master Servicer, has in all material respects fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) The Master Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Master Servicer, shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, if any, each Series Secured Party and, in the event that such notice is delivered by the Sub-Servicer, to the Master Servicer, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Termination Event under Section 10.1(a). The Seller or the Master Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, if any, each Series Secured Party, the Master Servicer or the Seller (as applicable) promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Termination Event under any other clause of Section 10.1.

Annual Independent Accountants' Report(a) . (a) The Master Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Master Servicer or to the Seller, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, any Series Secured Parties on or before April 30 (or 120 days after the end of the Master Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1999, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date), a report to the effect that they have examined certain documents and records relating to the servicing of Receivables under this Agreement and each Series Supplement, compared the information contained in the Master Servicer's Certificates delivered pursuant to Section 4.9 during the period covered by such report with such documents and records and that, on the basis of such examination, such accountants are of the opinion that the servicing has been conducted in compliance with the terms and conditions as set forth in Articles IV and V of this Agreement and the applicable provisions of each Series Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall acknowledge that the Trustee, or the Trust Collateral Agent, as the case may be, shall be a "non-participating party" with respect to such report, or words to similar effect. Neither the Trustee nor the Trust Collateral Agent, if any, shall have any duty to make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency of such procedures.

     (b) On or before April 30 of each calendar year, beginning with April 30, 1999, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or Seller) to furnish a report to the Trustee, the Master Servicer and each Rating Agency and any Series Secured Parties to the effect that they have compared the mathematical calculations of each amount set forth in the Master Servicer's Certificates delivered pursuant to Section 4.9 during the period covered by such report with the Master Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall acknowledge that the Trustee, or the Trust Collateral Agent, as the case may be, shall be a "non-participating party" with respect to such report, or words to similar effect. Neither the Trustee nor the Trust Collateral Agent, if any, shall have any duty to make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency of such procedures.

Access to Certain Documentation and Information Regarding Receivables. The Master Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent and the Series Secured Parties reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Fidelity Bond and Errors and Omissions Policy. The Master Servicer or such Eligible Sub-Servicer that is performing the servicing duties of the Master Servicer, has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

Year 2000 Compliance. The Master Servicer covenants that its computer and other systems used in servicing the Receivables will be modified to operate in a manner such that on and after January 1, 2000 (i) the Master Servicer can service the Receivables in accordance with the terms of this Agreement and (ii) the Master Servicer can operate its business in the same manner as it is operating on the date hereof.

                                    ARTICLE V

                         Trust Accounts; Distributions;
                Statements to Certificateholders and Noteholders

Establishment of Trust Accounts(a) . (a) (i) The Master Servicer, on behalf of the Series Secured Parties with respect to each Series the holders of the Series Trust Certificates of each Series and the holders of the Owner Trust Certificates, shall establish and maintain in the name of the Trustee, a trust account which is an Eligible Deposit Account (the "Master Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series Secured Parties with respect to the Household Automotive Revolving Trusts the holders of the Series Trust Certificates of each Series and the holders of the Owner Trust Certificates. The Master Collection Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in, and shall have sole dominion and control with respect to, the Master Collection Account and in all proceeds thereof for the benefit of the Series Secured Parties, the holders of the Series Trust Certificates of each Series, the holders of the Owner Trust Certificates, and, if a Trust Collateral Agent shall have been appointed with respect to any Series, the Trust Collateral Agent. Except as expressly provided in this Agreement, the Master Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Master Collection Account for any amount owed to it by the Trust Collateral Agent, the Trust, or any Series Secured Party.

               (ii) With respect to each Series, the Master Servicer shall establish and maintain the Series Trust Accounts required to be established and maintained pursuant to the related Series Supplement.

     (b) Funds on deposit in the Master Collection Account and any Series Trust Accounts (collectively, the "Trust Accounts") shall be invested by the Trust Collateral Agent, if any, or the Trustee, as the case may be, (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Master Servicer (pursuant to standing instructions or otherwise) which absent any instruction shall be the investments specified in clause (d) of the definition of Eligible Investments set forth herein. Funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in a Trust Account on the day immediately preceding a Distribution Date and representing the proceeds of Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

     (c) All investment earnings of monies deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Trust Collateral Agent, if any, or the Trustee, as the case may be, in the Master Collection Account or the related Series Collection Account no later than the close of business on the Business Day immediately preceding the related Distribution Date, and any loss resulting from such investments shall be charged to the Master Collection Account. The Master Servicer will not direct the Trust Collateral Agent, if any, or the Trustee, as the case may be, to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent, if any, or the Trustee, as the case may be, to make any such investment, if necessary, the Master Servicer shall deliver to the Trust Collateral Agent, if any, or the Trustee, as the case may be, an Opinion of Counsel to such effect.

     (d) The Trust Collateral Agent, if any, or the Trustee, as the case may be, shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent's or the Trustee's, as the case may be, negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, or the Trustee, as the case may be, in its commercial capacity as principal obligor and not as Trust Collateral Agent or Trustee, as the case may be, in accordance with their terms.

     (e) If (i) the Master Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Trust Collateral Agent, if any, or the Trustee, as the case may be, by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent, if any, or the Trustee, as the case may be) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing with respect to a Series of Notes, the Trust Collateral Agent, if any, or the Trustee, as the case may be, shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments in accordance with paragraph (b) above, provided that, if following an Event of Default amounts are to be distributed to Securityholders other than on a Distribution Date, investments shall mature on the Business Day preceding any such proposed date of distribution.

     (f) The Trustee, or the Trust Collateral Agent, as the case may be, in its respective capacities with respect to the various Series shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding all Investment Earnings on the Master Collection Account and the Series Collection Accounts) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trustee, or the Trust Collateral Agent, as the case may be, for the benefit of the related Secured Parties. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trustee, or the Trust Collateral Agent, as the case may be, (or the Master Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Master Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trustee or the Trust Collateral Agent, as the case may be, the Master Servicer shall notify the Trustee or the Trust Collateral Agent, as the case may be, in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account. Pursuant to the authority granted to the Master Servicer under this Agreement, the Master Servicer shall have the revocable power, granted by the Trustee or the Trust Collateral Agent, as the case may be, to make withdrawals and payments from the Master Collection Account and to instruct the Trustee or the Trust Collateral Agent, as the case may be, to make withdrawals and payments from the Master Collection Account for the purposes of carrying out the Master Servicer's duties hereunder. The Master Servicer may net against any deposits required to be made to the Master Collection Account on the Business Day before any Determination Date amounts that the Seller, as Certificateholder or otherwise, is entitled to receive as distributions directly or indirectly from the Master Collection Account on such Determination Date.

Certain Reimbursements to the Master Servicer. The Master Servicer shall be entitled to withhold from amounts otherwise required to be remitted to the Master Collection Account with respect to a Collection Period an amount in respect of funds deposited with respect to prior Collection Periods in the Master Collection Account but later determined by the Master Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds, provided, that, such withholding may be made only following certification by the Master Servicer of such amounts and the provision of such information to the Trustee or the Trust Collateral Agent, as the case may be, as may be necessary in the opinion of the Trust Collateral Agent, as the case may be, to verify the accuracy of such certification.

Application of Collections. All collections for the Collection Period shall be applied by the Master Servicer as follows:

     With respect to each Simple Interest Receivable (other than a Repurchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method. With respect to each Actuarial Receivable, (other than a Repurchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Actuarial Method.

Additional Deposits. HAFC and the Seller, as applicable, shall deposit or cause to be deposited in the Master Collection Account for distribution to the appropriate Series Collection Account on the Business Day preceding the Determination Date following the date on which such obligations are due the aggregate Repurchase Amount with respect to Repurchased Receivables.

Distributions(a) . (a) On each Distribution Date, the Trustee, shall transfer Collected Funds with respect to a Series Trust Estate in the respective amounts set forth in the Master Servicer's Certificates with respect to each Series from the Master Collection Account to the related Series Collection Account for further application and distribution as set forth in the related Series Supplement. On each Distribution Date, the Trustee shall also distribute to the Certificate Paying Agent, amounts on deposit in the Master Collection Account representing Collected Funds with respect to the Unpledged Trust Estate for further application and distribution pursuant to Section
3.11 of the Trust Agreement.

     (b) In the event that the Master Collection Account is maintained with an institution other than the Trustee, the Master Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.5(a) on the related Distribution Date.


                                   ARTICLE VI

                                    RESERVED


                                   ARTICLE VII

                                    RESERVED


                                  ARTICLE VIII

                                   The Seller

Representations of Seller. The Seller makes the following representations on which each Series Support Provider shall be deemed to have relied in providing the Series Support and on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Noteholders are deemed to have relied on in the purchasing of Notes and any Additional Principal Amount in connection with the Series Trust Estate. The representations speak as of the execution and delivery of this Agreement and each Transfer Agreement and as of each Transfer Date and each Series Closing Date and shall survive each sale of the Receivables to the Issuer and each pledge thereof to the Trustee or the Trust Collateral Agent, as the case may be, pursuant to the Indenture and each Series Supplement.

     (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached as Schedule B to the related Transfer Agreement are true and correct.

     (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell each Series Trust Estate transferred to the Trust.

     (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Series Trust Estate or to perform Seller's obligations hereunder and under the Basic Documents to which the Seller is a party.

     (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign each Series Trust Estate to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

     (e) Valid Sale, Binding Obligations. This Agreement and each related Transfer Agreement effects a valid sale, transfer and assignment of the related Series Trust Estate, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a material default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

     (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of any Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

     (h) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date and each Transfer Date.

     (i) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

     (j) Chief Executive Office. The chief executive office of the Seller is at 1111 Town Center Drive, Las Vegas, Nevada 89134.

Corporate Existence(a) . (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

     (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

               (i) the Seller shall not engage in any other business other than as provided in Article THIRD of Seller's Articles of Incorporation;

               (ii) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

               (iii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

               (iv) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

               (v) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates;

               (vi) the Seller shall not become involved in the day-to-day management of any other Person;

               (vii) the Seller shall not guarantee any other Person's obligations or advance funds to any other Person for the payment of expenses or otherwise;

               (viii) the Seller shall not act as an agent of any other Person in any capacity;

               (ix) the Seller shall not dissolve or liquidate, in whole or in part; and

               (x) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

     (c) During the term of this Agreement, the Seller will comply with the limitations on its business and activities, as set forth in its Certificates of Incorporation, and will not incur indebtedness other than pursuant to or as expressly permitted by the Basic Documents or the Series Related Documents with respect to each Series.

Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken under this Agreement by the Seller and the representations made by the Seller under this Agreement.

     (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Trustee and the Trust Collateral Agent, if any, from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and each Series Support Provider and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

     (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee and the Trust Collateral Agent, if any, against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes.

     (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, Trustee and the Trust Collateral Agent, if any, and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with, the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking indemnification.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Trust Collateral Agent, if any, and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases (x) has a certificate of incorporation containing provisions relating to limitations on business and other matters substantially identical to those contained in the Seller's certificate of incorporation and (y) executes an agreement of assumption to perform every obligation of the Seller under this Agreement, the other Basic Documents and the applicable Series Related Documents shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Rating Agency Condition shall have been satisfied with respect to such transaction.

Limitation on Liability of Seller and Others. (a) The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the written advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. Except as provided in Section 8.3 hereof, neither the Seller nor any of the directors, officers, employees or agents of the Seller acting in such capacities shall be under any liability to the Trust, the Trust Collateral Agent, the Securityholders, any Series Support Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement; provided, however, that this provision shall not protect the Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) All obligations of the Seller under this Agreement (including, but not limited to, repurchase and indemnification obligations) and under any of the Basic Documents shall be limited in recourse to property, if any, which the Seller may hold from time to time, not subject to any Lien.

Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and any such Notes will not be entitled to the benefits of any financial guaranty insurance policy. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent, if any, promptly after it or any of its Affiliates become the owner or pledgee of a Certificate or a Note.

                                   ARTICLE IX

                               The Master Servicer

Representations of Master Servicer. The Master Servicer makes the following representations on which each Series Support Provider shall be deemed to have relied in executing and delivering the Series Support and on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Noteholders are deemed to have relied on in the purchasing of Notes and any Additional Principal Amount in connection with the Series Trust Estate. The representations speak as of the execution and delivery of this Agreement and each Series Supplement, each Series Closing Date and as of each Transfer Date and shall survive each sale of the Series Trust Estate to the Issuer and each pledge thereof to the Trustee or the Trust Collateral Agent pursuant to the Indenture.

               (i) Organization and Good Standing. The Master Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and the other Basic Documents to which it is a party;

               (ii) Due Qualification. The Master Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification; except where the failure to qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Master Servicer under this Agreement and the other Basic Documents to which it is a party;

               (iii) Power and Authority. The Master Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Basic Documents to which the Master Servicer is a party have been duly authorized by the Master Servicer by all necessary corporate action;

               (iv) Binding Obligation. This Agreement and the Basic Documents to which the Master Servicer is a party shall constitute legal, valid and binding obligations of the Master Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

               (v) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which the Master Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Master Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a material default under, the articles of incorporation or bylaws of the Master Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Master Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or any of its properties, or any way materially adversely affect the interest of the Noteholders or the Trust in any Receivable or affect the Master Servicer's ability to perform its obligations under this Agreement;

               (vi) No Proceedings. There are no proceedings or investigations pending or, to the Master Servicer's knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Master Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents,
          (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or
          (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities;

               (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Master Servicer of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

               (viii) No Consents. The Master Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

               (ix) Chief Executive Office. The chief executive office of the Master Servicer is located at 2700 Sanders Road, Prospect Heights, Illinois 60070.

Liability of Master Servicer; Indemnities(a) . (a) The Master Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Master Servicer and the representations made by the Master Servicer.

     (b) The Master Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, if any, the Owner Trustee and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation of, or lien on, any Financed Vehicle;

     (c) The Master Servicer (when the Master Servicer is Household or an

Affiliate of Household) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, if any, the Owner Trustee and their respective officers, directors, agents and employees and from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of any Series of the Notes) and costs and expenses in defending against the same, except to the extent that such costs, expenses, losses, damages, claims and liabilities arise out of the negligence or willful misconduct of such parties;

     The Master Servicer (when the Master Servicer is not Household) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, if any, the Owner Trustee and their respective officers, directors, agents and employees from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Series Trust Estate to the Trust or the issuance and original sale of the Securities) and costs and expenses in defending against the same; and

     (d) The Master Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, if any, the Owner Trustee, each Series Support Provider and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee or the Trust Collateral Agent, if any, by reason of the breach of this Agreement by the Master Servicer, the negligence, misfeasance, or bad faith of the Master Servicer in the performance of its duties under this Agreement or any Series Supplement or by reason of reckless disregard of its obligations and duties under this Agreement or any Series Supplement, except to the extent that such costs, expenses, losses, damages, claims, and liabilities arise out of the negligence or willful misconduct of the Person seeking indemnification.

     (e) The Master Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, if any, the Owner Trustee and their respective officers, directors, agents and employees from and against any loss, liability or expense incurred by reason of the violation by Master Servicer of federal or state securities laws in connection with the registration or the sale of the Securities, except to the extent that such costs, expenses, losses, damages, claims, and liabilities arise out of the negligence or willful misconduct of such parties.

     (f) Indemnification under this Article shall survive the termination of this Agreement and will survive the early resignation or removal of any of the parties hereto and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Master Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Master Servicer, without interest. Notwithstanding any other provision of this Agreement, the obligations of the Master Servicer shall not terminate or be deemed released upon the resignation or termination of Household as the Master Servicer and shall survive any termination of this Agreement.

Merger or Consolidation of, or Assumption of the Obligations of the Master Servicer or the Trust Collateral Agent(a) . (a) Any Person (i) into which the Master Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Master Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Master Servicer, or (iv) succeeding to the business of the Master Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Master Servicer under this Agreement and each Basic Document and Series Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Master Servicer under this Agreement and each Basic Document and Series Related Document without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement and each Series Supplement, anything in this Agreement and each Series Supplement to the contrary notwithstanding. Notwithstanding the foregoing, the Master Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Master Servicer's business, unless (x) the Master Servicer shall have delivered to the Owner Trustee, the Trust Collateral Agent, if any, the Rating Agencies and the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this
Section 9.3(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (y) the Rating Agency Condition shall have been satisfied with respect to such assignment or succession.

     (b) Any Person (i) into which the Trust Collateral Agent, if any, may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Trust Collateral Agent shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Trust Collateral Agent, or (iv) succeeding to the business of the Trust Collateral Agent, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Trust Collateral Agent under this Agreement and each Series Supplement and, whether or not such assumption agreement is executed, shall be the successor to the Trust Collateral Agent under this Agreement and each Series

Supplement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement and each Series Supplement, anything in this Agreement and each Series Supplement to the contrary notwithstanding. In the event that the resulting entity does not meet the eligibility requirements set forth in Section 6.11 of the Indenture, the Trust Collateral Agent shall resign. Upon such resignation, the Seller shall appoint a successor thereto, provided, that, if no successor shall have been so appointed and have accepted within 30 days, the resigning Trust Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Trust Collateral Agent; provided, further, that in no event shall the resignation of the Trust Collateral Agent be effective unless a successor thereto shall have assumed the duties of Trust Collateral Agent hereunder . Nothing contained herein shall be deemed to release the Trust Collateral Agent from any obligation.

Limitation on Liability of Master Servicer, Trust Collateral Agent and Others(a) . (a) Neither the Master Servicer, the Trust Collateral Agent, the Trustee nor any of the directors or officers or employees or agents of the Master Servicer, the Trustee or the Trust Collateral Agent shall be under any liability to the Trust or the Series Secured Parties, except as provided in this Agreement and each Basic Document or Series Related Document, for any action taken or for refraining from the taking of any action pursuant to this Agreement and each Basic Document or Series Related Document; provided, however, that this provision shall not protect the Master Servicer, the Trustee, the Trust Collateral Agent or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties (including negligence with respect to the Master Servicer's indemnification obligations hereunder), by reason of reckless disregard of obligations and duties under this Agreement and each Basic Document or Series Related Document or any violation of law by the Master Servicer, the Trustee, the Trust Collateral Agent or such person, as the case may be; provided, further, that this provision shall not affect any liability to indemnify the Trust Collateral Agent, the Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent, the Trustee and the Owner Trustee, in their individual capacities. The Master Servicer, the Trust Collateral Agent, the Trustee and any director, officer, employee or agent of the Master Servicer or Trust Collateral Agent may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Trust Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure of risk of such funds or incurrence of financial liability.

     (b) Notwithstanding anything herein to the contrary, the Trust Collateral Agent and the Trustee shall not be liable for any obligation of the Master Servicer contained in this Agreement and each Basic Document and Series Related Document, and the Trust Collateral Agent and the Owner Trustee, the Seller, any Series

Secured Party and the Noteholders shall look only to the Master Servicer to perform such obligations.

     (c) The parties expressly acknowledge and consent to Norwest Bank Minnesota, National Association acting in the potential dual capacity of successor Master Servicer and in the capacity as Trust Collateral Agent and/or Trustee. Norwest Bank Minnesota, National Association may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Norwest Bank Minnesota, National Association of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of negligence and willful misconduct by Norwest Bank Minnesota, National Association.

Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards employed by the Master Servicer in compliance with Section 4.1. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 9.6. The Master Servicer shall provide each Rating Agency, the Series Secured Parties, the Trustee and the Trust Collateral Agent, if any, with written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

Master Servicer Not to Resign. Subject to the provisions of Section 9.3, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agency shall have delivered a letter to the Trustee stating that the appointment of such proposed successor servicer as Master Servicer hereunder will satisfy the Rating Agency Condition; and (c) such proposed successor servicer has agreed in writing to assume the obligations of Master Servicer hereunder and under each relevant Basic Document and Series Related Document and (d) the Master Servicer has delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent to the resignation of the Master Servicer and the appointment of and acceptance by the proposed successor servicer have been satisfied; provided, however, that, in the case of clause (i) above, no such resignation by the Master Servicer shall become effective until the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 10.3 which shall have assumed such responsibilities and obligations. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 10.1 and 10.3 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and any Series Secured Parties.

Sub-Servicing Agreements Between Master Servicer and Sub-Servicers. The Master Servicer may enter into agreements for any subservicing and administration of Receivables with any institution which is an Eligible Subservicer and is in compliance with the laws of each state necessary to enable it to perform the obligations of the Master Servicer pursuant to this Agreement. For purposes of this Agreement and each Basic Document and Series Related Document, the Master Servicer shall be deemed to have received payments on Receivables when any Sub-Servicer has received such payments. Any such agreement shall be consistent with and not violate the provisions of this Agreement. The Master Servicer shall not be relieved of its obligations under this Agreement and each Basic Document and Series Related Document notwithstanding any agreement relating to subservicing and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Receivables. The Issuer shall have no liability to the Master Servicer except for payment of the Base Servicing Fee and any Supplemental Services Fee. The Issuer shall have no obligation to indemnify the Master Servicer for costs or expenses, except with respect to the preceding sentence. The parties hereto acknowledge that with respect to statements or certificates required to be delivered by the Master Servicer in accordance with this Agreement and each Series Supplement, including, but not limited to, Sections 4.9, 4.10 and 4.11 hereof, that a statement or certificate delivered by the Sub-Servicer shall be sufficient to discharge the Master Servicer's obligation to deliver such certificate or statement.

Successor Sub-Servicers. The Master Servicer may terminate any Sub-Servicer and either directly service the related Receivables itself or enter into an agreement with a successor Sub-Servicer that is an Eligible Sub-Servicer. None of the Owner Trustee, the Trustee or the Trust Collateral Agent, if any, shall have no duty or obligation to monitor or supervise the performance of any Sub-Servicer.

                                    ARTICLE X



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

                                     Default

Master Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Master Servicer Termination Event", but shall only constitute a Master Servicer Termination Event with respect to the Series and the related Series Trust Estates with respect to which such event arose:

     (a) Any failure by the Master Servicer to deliver, or cause to be delivered, to the Trust Collateral Agent or Trustee, as applicable for distribution pursuant to the terms of this Agreement any proceeds or payment required to be so delivered under the terms of this Agreement (including deposits of the Repurchase Amount pursuant to Section 3.2 and Section 4.7) that continues unremedied for a period of five Business Days after written notice is received by the Master Servicer from the Trust Collateral Agent or Trustee, as applicable, or after discovery of such failure by a responsible Officer of the Master Servicer (but in no event later than five Business Days after the Master Servicer is required to make such delivery or deposit);

     (b) Failure on the part of the Master Servicer duly to observe or perform any other covenants or agreements of the Master Servicer set forth in this Agreement and each Basic Document or Series Related Document, which failure (i) materially and adversely affects the rights of Noteholders of a Series (determined without regard to the availability of funds under any Series Support) and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trust Collateral Agent or the Trustee;

     (c) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Master Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Master Servicer or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

     (d) The commencement by the Master Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Master Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of its property or the making by the Master Servicer of an assignment for

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


the benefit of creditors or the failure by the Master Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Master Servicer in furtherance of any of the foregoing; or

     (e) Any representation, warranty or certification of the Master Servicer made in this Agreement or any Series Supplement or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the interests of the Trust, or the Series Secured Parties in the related Series Trust Estate and, within 60 days after written notice thereof shall have been given to the Master Servicer by the Trust Collateral Agent or the Trustee, as the case may be, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

     (f) Notwithstanding the foregoing, a delay in or failure of performance under Section 10.1(a) for a period of five Business Days or under Section 10.1(b) for a period of 60 days, shall not constitute a Master Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Master Servicer shall provide the Trust Collateral Agent, or the Trustee, as the case may be, the Seller and any Series Secured Parties with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Consequences of a Master Servicer Termination Event. If a Master Servicer Termination Event shall occur and be continuing, the Trust Collateral Agent or the Trustee, as the case may be, (to the extent a Trust Officer of the Trust Collateral Agent or the Trustee, as the case may be, has actual knowledge thereof) at the direction of the Trustee, by notice given in writing to the Master Servicer (and to the Trust Collateral Agent if given by the Trustee) may terminate all of the rights and obligations of the Master Servicer under this Agreement and the other Basic Documents as they relate to a Series and a Series Trust Estate out of which such Servicer Termination Event arose. On or after the receipt by the Master Servicer of such written notice, all authority, power, obligations and responsibilities of the Master Servicer under this Agreement, whether with respect to the Notes or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in, and become obligations and responsibilities, of the Trustee (or such other successor Master Servicer appointed by Trustee pursuant to Section 10.3); provided, however, that the successor Master Servicer shall (i) have no liability with respect to any obligation which was required to be

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


performed by the terminated Master Servicer prior to the date that the successor Master Servicer becomes the Master Servicer or any claim of a third party based on any alleged action or inaction of the terminated Master Servicer and (ii) no obligation to perform any repurchase or advancing obligations, if any, of the terminated Master Servicer.

     The successor Master Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Series Trust Estate and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Master Servicer agrees to cooperate with the successor Master Servicer in effecting the termination of the responsibilities and rights of the terminated Master Servicer under this Agreement as they relate to the Series Trust Estate with respect to which such termination has been effected , including, without limitation, the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Master Servicer for deposit, or have been deposited by the terminated Master Servicer, in the Master Collection Account or thereafter received with respect to the Receivables in the subject Series Trust Estate and the delivery to the successor Master Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Master Servicer to service such Series Trust Estate. If requested by the Trustee, the successor Master Servicer shall direct the Obligors to make all payments under the Receivables directly to the successor Master Servicer (in which event the successor Master Servicer shall process such payments in accordance with Section 4.2(d)). The terminated Master Servicer shall grant the Trust Collateral Agent, the Trustee and the successor Master Servicer reasonable access to the terminated Master Servicer's premises at the terminated Master Servicer's expense.

Appointment of Successor(a). (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 10.2 or upon the resignation of the Master Servicer pursuant to Section 9.6, the Master Servicer shall continue to perform all servicing functions under this Agreement until the date specified in such termination notice or until such resignation becomes effective or until a date mutually agreed upon by the Master Servicer and the Trustee. The Trustee shall as promptly as possible after such termination or resignation appoint an Eligible Servicer as a successor servicer (the "Successor Master Servicer"), and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Master Servicer has not been appointed or has not accepted its appointment at the time when the Master Servicer ceases to act as Master Servicer, the Trustee without further action shall automatically be appointed the Master Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate or

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


agent in accordance with Section 9.6. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Master Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency upon the appointment of a Successor Master Servicer. The Trustee or the Successor Master Servicer, as the case may be, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Master Servicer by the terms and provisions of this Agreement, except as otherwise stated herein. The Trustee or the Successor Master Servicer, as the case may be, shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Successor Master Servicer shall be subject to termination under Section 10.2 upon the occurrence of any Master Servicer Termination Event applicable to it as Master Servicer.

     (b) Subject to Section 9.6, no provision of this Agreement shall be construed as relieving the Trustee of its obligation to succeed as successor Master Servicer upon the termination of the Master Servicer pursuant to Section
10.2 or the resignation of the Master Servicer pursuant to Section 9.6.

     (c) Any successor Master Servicer shall be entitled to such compensation (whether payable out of the Master Collection Account or otherwise) equal to the greater of (a) the compensation the Master Servicer would have been entitled to under this Agreement if the Master Servicer had not resigned or been terminated hereunder and (b) compensation calculated with a Servicing Fee Rate equal to the then-current "market rate" fee for servicing assets comparable to the Receivables, which rate shall be determined by averaging three fee bids obtained by the Trustee from third party servicers selected by the Trustee. In addition, any successor Master Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Master Servicer payable by the outgoing Master Servicer, and to the extent such transition expenses have not been paid by the outgoing Master Servicer, such successor Master Servicer shall be entitled to reimbursement for such reasonable expenses pursuant to the related Series Supplement.

Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Master Servicer, the Trust Collateral Agent or Trustee, as the case may be, shall give prompt written notice thereof to each Noteholder.

Waiver of Past Defaults. A majority of the Noteholders may, on behalf of all Securityholders, waive any default by the Seller or the Master Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to

Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Successor to Master Servicer(a). (a) The Trustee, in its capacity as successor to the Master Servicer, shall perform such duties and only such duties as are specifically set forth in this Agreement and each Basic Document and Series Related Document with respect to the assumption of any servicing duties and no implied covenants or obligations shall be read into this Agreement against the Trustee.

     (b) In the absence of bad faith or negligence on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement and each Series Supplement; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Trustee , the Trustee shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement and each Series Supplement.

     (c) The Trustee shall have no liability for any actions taken or omitted by the terminated Master Servicer.


                                   ARTICLE XI

                                   Termination

Optional Purchase of All Receivables(a). (a) To the extent and under the circumstances provided in a Series Supplement, the Master Servicer and the Seller each shall have the option to purchase the related Series Trust Estate, other than the Trust Accounts; provided, however, that the amount to be paid for such purchase shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes of such Series and all other amounts due to the Series Secured Parties, the Trustee, Trust Collateral Agent, if any, and Owner Trustee under the related Series Supplement and Note Purchase Agreement. To exercise such option, the Master Servicer or the Seller, as the case may be, shall deposit pursuant to
Section 5.3 in the Master Collection Account an amount equal to the aggregate Repurchase Amount for the related Receivables, plus the appraised value of any other property constituting such Series Trust Estate, such value to be determined by an appraiser mutually agreed upon by the Master Servicer and the Trust, and shall succeed to all interests in and to the related Series Trust Estate.

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


     (b) Upon any sale of the assets of the Trust pursuant to Section 9.1 of the Trust Agreement, the Master Servicer shall instruct the Trustee or Trust Collateral Agent, as the case may be, to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Master Collection Account.

     (c) Notice of any termination of the Trust shall be given by the Master Servicer to the Owner Trustee, the Trustee, the Trust Collateral Agent, each Series Secured Party (and the Rating Agencies as soon as practicable after the Master Servicer has received notice thereof.

     (d) Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Notes, the payment of all amounts due to each Series Secured Party, the termination of any Series Support (as provided therein) and the surrender of any Series Support to the Series Support Provider, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trustee or the Trust Collateral Agent, as the case may be, pursuant to this Agreement.


                                   ARTICLE XII

                  Administrative Duties of the Master Servicer

SECTION XII.1.  Administrative Duties.

     (a) Duties with Respect to the Indenture. The Master Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Master Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Master Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Master Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Master Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3,
9.2, 9.3, 11.1 and 11.15 of the Indenture.

     (b) Duties with Respect to the Issuer.

               (i) In addition to the duties of the Master Servicer set forth in this Agreement or any of the Basic Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings,


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


          instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Master Servicer.

               (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

               (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Master Servicer shall be responsible for performance of the duties of the Issuer or the Seller set forth in
          Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Master Servicer, the Depositor shall retain responsibility under
          Section 5.1(g) of the Trust Agreement for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

               (iv) The Master Servicer shall perform the duties of the Depositor specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Master Servicer under this Agreement or any of the Basic Documents.

               (v) The Master Servicer, on behalf of the Seller, shall direct the Issuer to request the tender of all or a portion of the Notes of any Series in accordance with the Indenture or any Series Supplement.

               (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any


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


          directions received from the Issuer and shall be, in the Master Servicer's opinion, no less favorable to the Issuer in any material respect.

     (c) Tax Matters. The Master Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the Seller.

     (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Master Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

         (A) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

         (B) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

         (C)      the removal of the Trustee or the Trust Collateral Agent.

     (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Master Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell any Trust Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Master Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     (f) None of the Trust Collateral Agent, if any, the Trustee, or any successor Master Servicer shall be responsible for any obligations or duties of the Master Servicer under Section 12.1.

Records. The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Trust Collateral Agent, if any, or the

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


Trustee at any time during normal business hours.

Additional Information to be Furnished to the Issuer. The Master Servicer shall furnish to the Issuer, the Trustee, and the Trust Collateral Agent, if any, from time to time such additional information regarding any Series Trust Estate as the Issuer and the Trust Collateral Agent shall reasonably request.

                                  ARTICLE XIII

                            Miscellaneous Provisions

Amendments(a). (a) This Agreement may be amended by the parties hereto at any time when no Series of Securities or commitment to purchase a Series of Securities is outstanding without the requirement of any consents or the satisfaction of any conditions set forth below.

     (b) Except as otherwise provided with respect to a Series in a Series Supplement, this Agreement may be amended from time to time by the parties hereto, by a written instrument signed by each of the parties hereto, without the consent of any of the Securityholders, provided that (i) an Opinion of Counsel for the Seller (which Opinion of Counsel may, as to factual matters, rely upon officers' certificates of the Seller or the Master Servicer) is addressed and delivered to the Trustee, dated the date of any such amendment, to the effect that the conditions precedent to any such amendment have been satisfied and (ii) the Seller shall have delivered to the Trustee and each Rating Agency, an Officer's Certificate dated the date of any such Amendment, stating that the Seller reasonably believes that such amendment will not have a material adverse effect on the rights of the Noteholders.

     (c) Except as otherwise provided with respect to a Series in a Series Supplement, this Agreement may also be amended from time to time by the Servicer, the Seller, the Trustee and the Trust Collateral Agent, if any, with the consent of the Noteholders evidencing in each case not less than a majority of the outstanding principal amount of the Notes of each affected Series for which the Seller has not delivered an Officer's Certificate stating that there is no adverse effect on the rights of Noteholders of each Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Securityholders or deposits of amounts to be so distributed or the amount available under any Series Support without the consent of each affected Securityholder, (ii) change the definition of or the manner of calculating the interest of any Securityholder without the consent of each affected Securityholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Securityholder or (iv) adversely affect any rating of a Series by each Rating Agency without the consent of the Noteholders evidencing not less than a majority of the outstanding principal amount of the outstanding Notes of such Series.

     Promptly after the execution of any such amendment or supplement, the Trustee shall furnish written notification of the substance of such amendment or supplement to each Securityholder.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders or Certificateholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe, including the establishment of record dates.

     The Owner Trustee, the Trust Collateral Agent and the Trustee may, but shall not be obligated to, enter into any amendment which affects the Issuer's, the Owner Trustee's, the Trust Collateral Agent's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     Prior to the execution of any amendment to this Agreement, the Trustee and the Trust Collateral Agent, if any, shall be entitled to receive or rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

Protection of Title to Trust(a). (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent, if any, and the Trustee on behalf of the related Series Secured Parties in the related Series Trust Estate and in the proceeds thereof.

     (b) Neither the Seller nor the Master Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Owner Trustee, the Trust Collateral Agent and the Trustee at least thirty days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.


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


     (c) Each of the Seller and the Master Servicer shall have an obligation to give the Owner Trustee, the Trust Collateral Agent and the Trustee prompt notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Master Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Master Collection Account in respect of such Receivable.

     (e) The Master Servicer shall maintain or cause to be maintained, a computer system so that, from and after the time of sale under this Agreement and each Transfer Agreement of the Receivables to the Issuer, such master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust and to which Series Trust Estate such Receivable has been pledged pursuant to the Indenture. Indication of the Trust's interest in a Receivable shall be deleted from or modified on such computer systems when, and only when, the related Receivable shall have been paid in full or repurchased by HAFC or the Seller.

     (f) If at any time the Seller or HAFC shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Master Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full or repurchased by HAFC or the Seller.

     (g) With respect to any Series Trust Estate, upon request, the Master Servicer shall furnish or cause to be furnished to the related Series Support Provider (only in the event that there is a Series Support Provider with respect to such Series), the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number) then held as part of the related Series Trust Estate, together with a reconciliation of such list to the related Schedule of Receivables and to each of the Master Servicer's Certificates furnished before such request indicating removal of Receivables from the related Series Trust Estate. The Trustee shall hold any such list and Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

     (h) The Master Servicer shall deliver to the Owner Trustee, the Trust Collateral Agent, if any, and the Trustee and each Series Secured party:

          (1) simultaneously with the execution and delivery of the Agreement and, if required pursuant to Section 13.1, of each amendment, an Opinion of counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the addressees of such Opinion, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust, the Trustee and the Trust Collateral Agent, if any, in the Receivables then held as part of the related Series Trust Estate, or (B) no such action shall be necessary to preserve and protect such interest or (C) any action which is necessary to preserve and protect such interest during the following 12-month period; and

          (2) within 90 days after the beginning of each calendar year beginning in 1999, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust, the Trustee and the Trust Collateral Agent, if any, in the Series Trust Estate or (B) no such action shall be necessary to preserve and protect such interest.

     Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

Notices. All demands, notices and communications upon or to the Seller, the Master Servicer, the Owner Trustee, the Trustee, the Trust Collateral Agent, if any, any Series Secured Party or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, or sent by confirmed telecopier transmission and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to Household Auto Receivables Corporation, 1111 Town Center Drive, Las Vegas, Nevada 89134, with a copy to Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois, 60070, Attn: Treasurer (Telecopy No. (847) 205-7538), (b) in the case of the Master Servicer to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Treasurer, Telecopier # (847) 205-7538, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, Telecopier # 302-651-8882, (d) in the case of the Trustee or the Trust Collateral Agent, at the Corporate Trust Office, Telecopier # (612) 667-3464, (e) in the case of the Series Support Provider to the address set forth in the related Series Supplement, and (f) in the case of any Rating Agency, to the address set forth in the related Series Supplement. Any notice required or permitted to be mailed to a Noteholder or

Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.4 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer, this Agreement may not be assigned by the Seller or the Master Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, if any, and the Trustee. In the event that a successor Issuer with respect to a Series is formed as contemplated in the related Series Supplement, such Issuer shall succeed to all of the rights and obligations of the predecessor Issuer hereunder; and all references to the Issuer hereunder shall thereafter be deemed to be references to such successor Issuer.

Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Certificateholders (including the Seller), the Trustee and the Series Secured Parties, as third-party beneficiaries. Each Series Support Provider and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement and to each Series Supplement with respect to each Series for which they are providing Series Support, and shall be entitled to rely upon and directly enforce such provisions of this Agreement and to each Series Supplement with respect to each Series for which they are providing Series Support, so long as no default with respect to such Series Support Provider shall have occurred and be continuing. Nothing in this Agreement or in any Series Supplement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Separate Counterparts. This Agreement and each Transfer Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Governing Law. THIS AGREEMENT AND EACH TRANSFER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee or Trust Collateral, if any, pursuant to the Indenture, as supplemented by a Series Supplement for the benefit of the related Series Secured Parties of all right, title and interest of the Issuer in, to and under the applicable Series Trust Estate.

Nonpetition Covenants(a). (a) Notwithstanding any prior termination of this Agreement or any Series Supplement, the Master Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement or any Series Supplement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     (b) Notwithstanding any prior termination of this Agreement or any Series Supplement, the Master Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement or any Series Supplement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

Limitation of Liability of Owner Trustee and the Trust Collateral Agent(a).
(a) Notwithstanding anything contained herein to the contrary, this Agreement and each Series Supplement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement and each Series Supplement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Norwest Bank Minnesota, National Association not in its individual capacity but solely as Trust Collateral Agent and in no event shall Norwest Bank Minnesota, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     (c) In no event shall Wilmington Trust Company, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

Independence of the Master Servicer. For all purposes of this Agreement, the Master Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement or any Series Supplement, the Master Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

No Joint Venture. Nothing contained in this Agreement or any Series Supplement (i) shall constitute the Master Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity,
(ii) shall be construed to impose any liability as such on any of them or
(iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     IN WITNESS WHEREOF, the parties hereto have caused this Master Sale and Servicing Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                HOUSEHOLD AUTOMOBILE REVOLVING TRUST I
                                    by Wilmington Trust Company, not in its
                                    individual capacity but solely as Owner
                                    Trustee on behalf of the Trust,

                                    by
                                      ------------------------------------
                                      Title:


                                 HOUSEHOLD AUTO RECEIVABLES CORPORATION,
                                    Seller,

                                    by
                                      ------------------------------------
                                      Name:
                                      Title:


                                  HOUSEHOLD FINANCE CORPORATION,
                                     as Master Servicer,

                                     by
                                      ------------------------------------
                                      Name:
                                      Title:


                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Trustee, and to the extent
                                         provided herein, as Trust Collateral
                                         Agent

                                     by
                                      ------------------------------------
                                      Name:
                                      Title:








                [Signature Page for Sale and Servicing Agreement]

                                                                       EXHIBIT A

                      FORM OF MASTER SERVICER'S CERTIFICATE

                                                                       EXHIBIT B


                           FORM OF TRANSFER AGREEMENT

     TRANSFER No.      OF Receivables pursuant to the Master Sale and
Servicing Agreement dated as of March 1, 1998 (the "Sale and Servicing Agreement"), among HOUSEHOLD AUTOMOBILE REVOLVING TRUST I, a Delaware business trust (the "Issuer"), HOUSEHOLD AUTO RECEIVABLES CORPORATION, a Nevada corporation (the "Seller"), HOUSEHOLD FINANCE CORPORATION, a Delaware corporation (the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a New York banking Corporation (the "Trust Collateral Agent").

                              W I T N E S S E T H:

     WHEREAS pursuant to the Master Sale and Servicing Agreement, the Seller wishes to convey the Receivables to the Issuer; and

     WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

     NOW, THEREFORE, the Issuer, the Seller, the Master Servicer and the Trust Collateral Agent hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

     "Cutoff Date" shall mean, with respect to the Receivables conveyed hereby, _______________, 1998.

     "Transfer Date" shall mean. with respect to the Receivables conveyed hereby, _____________, 1998.

     2. Schedule of Receivables. Annexed hereto is a supplement to Schedule A to the Master Sale and Servicing Agreement listing the Receivables that constitute the Receivables to be conveyed pursuant to this Agreement on the Transfer Date. The Receivables conveyed pursuant to this Agreement shall be a component of the Series __ Trust Estate.

     3. Conveyance of Receivables. The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Master Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

               (i) each and every Receivable listed on Schedule A to the related Receivables Purchase Agreement Supplement and all monies paid or payable thereon or in respect thereof on or after the related Cutoff Date (including amounts due on or before the related Cutoff Date but received by the Seller on or after such date);

               (ii) the security interests in the related Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Seller in such Financed Vehicles;

               (iii) all rights of the Seller against Dealers pursuant to Dealer Agreements, Dealer Assignments or Unaffiliated Originator Receivables Purchase Agreements related to such Receivables;

               (iv) any proceeds and the right to receive proceeds with respect to such Receivables repurchased by either (i) a Dealer, pursuant to a Dealer Agreement, or (ii) an Unaffiliated Originator, pursuant to an Unaffiliated Originator Receivables Purchase Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Unaffiliated Originator Receivables Purchase Agreement, as applicable;

               (v) all rights of Seller under any Service Contracts on the related Financed Vehicles;

               (vi) any proceeds and the right to receive proceeds with respect to the related Receivables from claims on any physical damage, credit life or disability insurance policies, if any, covering Financed Vehicles or Obligors, including rebates of insurance premiums relating to the Receivables and any proceeds from the liquidation of such Receivables;

               (vii) all items contained in the Receivables Files with respect to such Receivables and any and all other documents that Seller or Master Servicer keeps on file in accordance with its customary procedures relating to the related Receivables, or the related Financed Vehicles or Obligor;

               (viii) property (including the right to receive future Net Liquidation Proceeds) that secures each related Receivable and that has been acquired by or on behalf of HARC pursuant to liquidation of such Receivable;

               (ix) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

     4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Transfer Date that:

               Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

               Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Seller's Basic Documents.

               Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Basic Documents have been duly authorized by the Seller by all necessary corporate action.

               Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller's Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

               No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

                  Approvals. All approvals, authorizations, consents, order or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

               No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

               Chief Executive Office. The chief executive office of the Seller is at 111 Town Center Drive, Las Vegas, Nevada 89134.

               Principal Balance. The aggregate Principal Balance of the Receivables listed on the supplement to Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement as of the Cutoff Date is $____________.

     5. Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Transfer Date, of the following conditions precedent:

               Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in
          Section 3.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Transfer Date.

               Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.1(b) to the Sale and Servicing Agreement shall have been satisfied.

               Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

     6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

     7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     9.

     IN WITNESS WHEREOF, the Issuer, the Seller and the Master Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.



                                HOUSEHOLD AUTOMOBILE REVOLVING TRUST I

                                   by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust,

                                   by
                                      ------------------------------------
                                      Title:


                                HOUSEHOLD AUTO RECEIVABLES CORPORATION, Seller,

                                   by
                                      ------------------------------------
                                      Title:


                                HOUSEHOLD FINANCE CORPORATION, Master Servicer,

                                   by
                                      ------------------------------------
                                      Title:



Acknowledged and Accepted:

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION,
not in its individual
capacity but solely as
Trust Collateral Agent

by
  ---------------------------
Title:

                                                                       EXHIBIT C


                  REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS

To:      Norwest Bank Minnesota, National Association

                  Re: Sale and Servicing Agreement (the "Servicing Agreement, dated as of March 1, 1998 between Household Auto Receivables Corporation (the "Seller"), Household Automobile Revolving Trust I (the "Trust"), Household Finance Corporation individually and in its capacity as Servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as Trust Collateral Agent (the "Trust Collateral Agent")

     In connection with the administration of the Receivables held by you as the Trust Collateral Agent, we request the release, and acknowledged receipt, of the Receivable and related Receivable File described below, for the reason indicated.

Obligor's Name, Customer Account Number and Vehicle Identification Number

          1.   Receivable Paid in Full. All amounts received in connection with
---------      such payments have been deposited as required pursuant to Section
               3.3(b) of the Master Servicing Agreement

          2.   Receivable Purchased from Trust pursuant to Section 3.2 or 4.7 of
---------      the Servicing Agreement.

          3.   Receivable is being serviced or subject to enforcement of rights
---------      and remedies pursuant to Section 3.3(b) of the Servicing
               Agreement.

          4.   Other (explain)
---------                      ------------------------------------------------

If item 1 or 2 above is checked, and if all or part of the Receivable or Receivable File was previously released to us, please release to us any additional documents in your possession to the above specified Receivable.

If Item 3 or 4 above is checked, upon our return of all of the above documents to you as the Indenture Trustee, please acknowledge your receipt by signing in the space indicated below and returning this form.



[              ] HOUSEHOLD FINANCE CORPORATION
as Servicer

By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------
Date:
      ------------------------

DOCUMENTS RETURNED TO THE TRUST COLLATERAL AGENT

Norwest Bank Minnesota, National Association (Trust Collateral Agent)

By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------
Date:
      ------------------------

                                                                       EXHIBIT D


                    TRUST COLLATERAL AGENT'S ACKNOWLEDGEMENT


                  Norwest Bank Minnesota, National Association (the "Trust Collateral Agent"), holds on behalf of the [Securityholders] certain "Receivable Files," as described in the Sale and Servicing Agreement, dated
as of _____________ (the "Sale and Servicing Agreement"), among [       ]
Automobile Revolving Trust, [       ] Auto Receivables Corp. II., as Seller,
[       ] Auto Finance Corporation, as Master Servicer, and the Trust
Collateral Agent, hereby acknowledges receipt of the Receivable File for each Receivable listed in the Schedule of Receivables attached as Schedule A to said Sale and Servicing Agreement except as noted in the Exception List attached as Schedule I hereto.

                  IN WITNESS WHEREOF, Norwest Bank Minnesota, National Association has caused this acknowledgement to be executed by its duly authorized officer as of this ___________________.



                                NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trust Collateral Agent

                                     by
                                       --------------------------------------
                                        Name:
                                        Title: